Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Company Contacts:
Dawn Benchelt, Investor Relations Director
(630) 218-7364
benchelt@inlandrealestate.com

Inland Real Estate Corporation
Announces Pricing of 9.0 Million Shares of Common Stock

OAK BROOK, IL. (May 29, 2013) - Inland Real Estate Corporation (NYSE: IRC) (the “Company”) today announced that it has priced its public offering of 9,000,000 shares of its common stock at $10.60 per share. The Company has granted the underwriters a 30-day option to purchase up to an additional 1,350,000 shares of common stock. The Company expects the net proceeds from the offering, before offering expenses, to be approximately $91.6 million or approximately $105.3 million if the underwriters' option to purchase additional shares is exercised in full.

BofA Merrill Lynch, BMO Capital Markets, Wells Fargo Securities and KeyBanc Capital Markets are acting as joint book-running managers for the offering.

The Company intends to use the net proceeds from the offering to repay a portion of the amounts outstanding on its line of credit that are drawn to fund its acquisition of the 50% ownership interest of its joint venture partner, New York State Teachers' Retirement System, in the IN Retail Fund, LLC joint venture for approximately $121.0 million in cash, as more particularly described in the prospectus supplement filed with the U.S. Securities and Exchange Commission.

To obtain a copy of the prospectus and the prospectus supplement for this offering, please contact: BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department or email at dg.prospectus_requests@baml.com; BMO Capital Markets, 3 Times Square, 27th Floor, New York, NY 10036, Attn: Syndicate Department, by calling toll free 1-800-414-3627, or by email at bmoprospectus@bmo.com or Wells Fargo Securities at 375 Park Avenue, New York, NY 10152, Attn:  Equity Syndicate Dept., by calling toll free 1-800-326-5897, or by e-mail at cmclientsupport@wellsfargo.com.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns and operates open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States. As of March 31, 2013, the Company owned interests in 154 investment properties, including 48 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15.3 million square feet.

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not reflect historical facts and instead reflect our management's intentions, beliefs, expectations, plans or predictions of the future. Forward-looking statements can often be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management's intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the risks listed and described under Item 1A”Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2013, as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other reports filed with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.